EXHIBIT 32

CERTIFICATION

In connection with the Quarterly Report of iPic Entertainment Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: March 13, 2018	/s/ Hamid Hashemi
Hamid Hashemi Chief Executive Officer

Dated: March 13, 2018	/s/ Paul Westra
Paul Westra Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.